Exhibit 3.5
Delaware PAGE 1 The First State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “COMPRESSCO PARTNERS, L.P.”, FILED IN THIS OFFICE ON THE NINETEENTH DAY OF NOVEMBER, A.D. 2008, AT 1:55 O’CLOCK P.M. 4618188 8100 081129378 You may verify this certificate online at corp.delaware.gov/authver.shtml Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6976156 DATE: 11-19-08

Stats of Delaware Secretary of State Division of Corporations Delivered 02:01 PM 11/19/2008 FILED 01:55 PM 11/19/2008 SRV 081129378 — 4618188 FILE CERTIFICATE OF CORRECTION OF THE CERTIFICATE OF FORMATION OF COMPRESSCO PARTNERS, L.P. COMPRESSCO PARTNERS, L.P,, a Delaware limited partnership organized and existing under and by virtue of the Delaware Revised Uniform Limited Partnership Act, DOES HEREBY CERTIFY: 1. The name of the limited partnership is “Compressco Partners, L.P.” 2. That a Certificate of Limited Partnership of Compressco Partners, L.P. was filed with the Secretary of State of the State of Delaware on October 31, 2008, and said Certificate of Limited Partnership requires correction as permitted by Section 17-213 of the Delaware Revised Uniform Limited Partnership Act. 3. The inaccuracies or defects of the Certificate of Limited Partnership to be corrected are the signature line, which incorrectly contains the name of the general partner’s sole shareholder and which name also happens to be incorrect. 4. The signature line to the Certificate of Limited Partnership is corrected to read as set forth below:
"COMPRESSCO PARTNERS, L.P. By: Compressco Partners GP Inc., its general partner By: Ronald J. Foster Name: Ronald J. Foster Title: President”

IN WITNESS WHEREOF, the imdersigned general partner, by and through a duly authorized officer thereof, has executed this Certificate of Correction of the Certificate of Limited Partnership on this 19th day of November, 2008. COMPRESSCO PARTNERS, L.P. By: Compressco Partners GP Inc., its general partner